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 As filed with the Securities and Exchange Commission on December 23, 1994

                                             Registration No.  33 -

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -------------

                       UNITED INDUSTRIAL CORPORATION
           (Exact Name of Registrant as Specified in its Charter)


           Delaware                                   95-2081809
 (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or                                 No.)
        Organization)

                            18 East 48th Street
                         New York, New York  10017
                               (212) 752-8787
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)


                                 UIC 401(k)
                          RETIREMENT SAVINGS PLAN
                            (Full Title of Plan)

                              Howard M. Bloch
                               Vice President
                       United Industrial Corporation
                            18 East 48th Street
                         New York, New York  10017
                               (212) 752-8787
                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:

                           Ted S. Waksman, Esq.
                          Weil, Gotshal & Manges
                             767 Fifth Avenue
                         New York, New York 10153
                              (212) 310-8000


                                                CALCULATION OF REGISTRATION FEE

                                                                Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities to       Amount to be       Offering Price Per    Aggregate Offering         Amount of
           be Registered(1)                Registered(2)            Share(2)              Price(2)          Registration Fee
Common Stock, par value $1.00 per
share                                      100,000 shares            $5.00                $500,000               $172.41

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)  Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of
1933, as amended, based upon a good faith estimate of the aggregate number of shares of Common Stock of the Registrant to be purchased by the Plan Trustee pursuant to the Plan at the closing price of the Registrant's Common Stock as reported on the
New York Stock Exchange Composite Tape on December 21, 1994.
/TABLE

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.

               The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
     Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

     Item 2.

               Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the UIC 401(k) Retirement Savings Plan and its administrators are available without charge by contacting:

                                 Howard M. Bloch
                          United Industrial Corporation
                               18 East 48th Street
                            New York, New York  10017
                                 (212) 752-8787




































     NYFS11...:\95\78495\0001\1196\FRM83094.K70
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed with the Commission by United Industrial Corporation (the "Company") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

               (b) The UIC 401(k) Retirement Savings Plan's (the "Plan") Annual Report on Form 11-K for the fiscal year ended December 31, 1993.

               (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

               (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

               (e) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

               (f) The description of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person's duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that











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     despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

               Section D of Article SEVENTH of the Restated Certificate of Incorporation of the Company provides that the Company shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which the Company owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

               Section 10 of Article III of the Company's By-Laws provides that each director and officer of the Company (and his heirs, executors and administrators) shall be indemnified by the Company against reasonable expenses incurred by him in connection with or arising out of any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company (whether or not he is a director or officer at the time of incurring such expenses), such expenses to include the amounts paid or incurred in connection with reasonable settlements (other than amounts paid to the Company itself) made with a view to curtailment of the costs of litigation. The Company shall not, however, indemnify such director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such director or officer, nor in respect to any matter on which any settlement or compromise is effected, if the total expense in connection therewith, including the amount of such settlement, shall substantially exceed the expense which might reasonably have been paid out or incurred by such director or officer in conducting such litigation to a final conclusion. In no event shall anything herein contained be so construed as to protect or to authorize the Corporation to indemnify any such director or officer against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

               Both the Company's Restated Certificate of Incorporation and By-Laws provide that the respective rights of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

     ITEM 8.   EXHIBITS.

               4(a)   -   Restated Certificate of Incorporation of the
                          Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

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               4(b)   -   By-Laws of the Company (incorporated by reference
                          to the Company's Annual Report on Form 10-K for the year ended December 31, 1989).

               23(a)  -   Consent of Ernst & Young LLP.

               24     -   Power of Attorney (included as part of the
                          signature page to this Registration Statement and incorporated herein by reference).

     ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraph (a)(1)(i) and (a)(1)(ii)
               --------  -------
               do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                                ---- ----
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended to date.

          (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered

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               therein, and the offering of such securities at that time
               shall be deemed to be the initial bona fide offering
                                                 ---- ----
               thereof.

          (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 23rd day of December, 1994.


                                        UNITED INDUSTRIAL CORPORATION


                                        By:  /s/ Howard M. Bloch
                                           --------------------------------
                                           Name:   Howard M. Bloch
                                           Title:  Vice President


                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Bernard Fein and Howard M. Bloch acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



          Signature                 Title                        Date
          ---------                 -----                        ----
       /s/ Bernard Fein       President, Chairman of       December 23, 1994
     ------------------
       Bernard Fein           the Board and Director
                              (Principal Executive
                              Officer)

       /s/ Howard M. Bloch    Vice President, Treasurer    December 23, 1994
     ---------------------
       Howard M. Bloch        and Director (Principal
                              Financial and Accounting
                              Officer)

       /s/ Rick S. Bierman    Director                     December 23, 1994
     ---------------------
       Rick S. Bierman

       /s/ Maurice Rosenthal  Director                     December 23, 1994
     -----------------------
       Maurice Rosenthal

       /s/ Myron Simons       Director                     December 23, 1994
     ------------------
       Myron Simons

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               Pursuant to the requirements of the Securities Act of 1933, the 401(k) Committee of the UIC 401(k) Retirement Savings Plan (the "Plan"), which administers the Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on this 23rd day of December, 1994.

                                             UIC 401(k) RETIREMENT
                                               SAVINGS PLAN


                                            By:  /s/ Paul J. Michaud
                                               ----------------------------
                                                Name: Paul J. Michaud
                                                Title:   Committee Member



























































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                                  EXHIBIT INDEX



     EXHIBIT NO.      DESCRIPTION                         PAGE NO.
     -----------      -----------                         --------

       4(a)     -     Restated Certificate of
                      Incorporation of the Company, as
                      amended (incorporated by reference
                      to the Company's Annual Report on
                      Form 10-K for the year ended
                      December 31, 1993).

       4(b)     -     By-Laws of the Company (incorporated
                      by reference to the Company's Annual
                      Report on Form 10-K for the year
                      ended December 31, 1989).

       23(a)    -     Consent of Ernst & Young LLP.

       24       -     Power of Attorney (included as part
                      of the signature page to this
                      Registration Statement and
                      incorporated herein by reference).